               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                         _______________

                            FORM 8-K

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF
                 THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported):

                       September 30, 1997


                     SANDWICH BANCORP, INC.
                    ________________________
      (Exact name of registrant as specified in its charter)


Massachusetts      Requested upon filing         Applied for
______________     ______________________    ___________________
State or other     (Commission File          (I.R.S. Employer
jurisdiction        Number)                  Identification No.


100 Old Kings Highway, Sandwich, Massachusetts       02563
______________________________________________       _____
(Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code:

                         (508) 888-0026


                         Not Applicable
                  _________________________
  (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
_____________________________________________

     On September 30, 1997, the Registrant completed the acquisition of The Sandwich Co-operative Bank (the "Bank") pursuant to a Plan of Reorganization and Acquisition, dated January 27, 1997, and the Supplement Thereto, pursuant to which the Bank became a wholly owned subsidiary of the Registrant, a newly formed holding company incorporated by the Bank for that purpose. Under the terms of the Plan of Reorganization and Acquisition, each outstanding share of the common stock, $1.00 par value per share, of the Bank (the "Bank's Common Stock") was converted into one share of the common stock, $1.00 par value per share, of the Registrant (the "Common Stock") and the former holders of the Bank's Common Stock became the holders of all the outstanding Common Stock. The Registrant has thereby become the successor issuer to the Bank.

DESCRIPTION OF CAPITAL STOCK
____________________________

     The Articles of Organization of the Registrant authorize the issuance of up to 15,000,000 shares of Common Stock and up to 5,000,000 shares of serial preferred stock, $1.00 par value per share. Effective upon consummation of the holding company reorganization there were 1,918,695 shares of Common Stock outstanding. Each share of the Common Stock has the same relative rights and is identical in all respects with every other share of Common Stock.

COMMON STOCK

     Voting Rights. The holders of the Common Stock possess exclusive voting rights in the Registrant, except to the extent that shares of serial preferred stock issued in the future may have voting rights, if any. Each holder of shares of the Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of shares of the Common Stock, without any right to cumulate voting in the election of directors.

     The Articles of Organization of the Registrant require the holders of at least two-thirds of the Registrant's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions.
The approval of the holders of at least two-thirds of the outstanding voting stock of the Registrant is required in connection with any such transaction involving a "Related Person," except in cases where the proposed transaction has been approved in advance by a majority of those members of the Registrant's Board of Directors who were directors prior to the time when the "Related Person" became a "Related Person" and are unaffiliated with the "Related Person." The term "Related
Person" is defined to include any individual, corporation, partnership or other entity which together with its affiliates owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Registrant. These provisions apply to any "Business Combination" which is defined to include (1) any merger or consolidation of the Registrant with or into any Related Person; (2) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage, or any other security device, of all or any substantial part of the assets of the Registrant (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a "Related Person" (the term "substantial part" is defined to include more than 25% of the fair market value of the Registrant's total assets as of the end of its most recent fiscal year); (3) any merger or consolidation of a "Related Person" with or into the Registrant or a subsidiary of the Registrant; (4) any sale, lease, exchange, or transfer or other disposition of all or a substantial part of the assets of a "Related Person" to the Registrant or a subsidiary of the Registrant; (5) the issuance of any securities of the Registrant or a subsidiary of the Registrant to a Related Person; (6) the acquisition by the Registrant or a subsidiary of the Registrant of any securities of the "Related Person"; (7) any reclassification of the Common Stock or any recapitalization involving Stock; and (8) any agreement, contract or other arrangement providing for any of the previously described transactions.

     Amendments to certain provisions of the Registrant's
Articles of Organization require the affirmative vote of at least two-thirds of the outstanding shares entitled to vote thereon.

     Amendments to the Registrant's Bylaws require the affirmative vote of at least two-thirds of the outstanding shares entitled to vote thereon. Additionally, the Bylaws may be amended by the Registrant's Board of Directors upon the affirmative vote of not less than two-thirds of the directors then in office.

     LIMITATIONS ON ACTIONS BY STOCKHOLDERS. The Registrant's Articles of Organization provide that special meetings of the stockholders may only be called by the Board of Directors, the President or a duly constituted committee of the board, and no action may be taken by consent of the stockholders without a meeting, unless all of the stockholders entitled to vote on the matter consent in writing and the written consents are filed with the records of the meetings of stockholders. The Articles of Organization provide that stockholder nominations for directors must be delivered to the Clerk of the Registrant, not less than 30 nor more than 60 days prior to a meeting of stockholders to elect directors.

     CLASSIFIED BOARD OF DIRECTORS.  The Articles of
Organization of the Registrant provide for a classified Board of Directors, consisting of three substantially equal classes of directors, each serving for a three-year term.

     REMOVAL OF DIRECTORS. The Registrant's Articles of Organization provide generally that a director may be removed for cause as defined therein only by the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote generally in the election of directors at a meeting of stockholders called for that purpose. The Registrant's Articles of Organization also permit removal of directors without cause, but only by vote of at least two-thirds of the outstanding shares of Common Stock entitled to vote generally in the election of directors at a meeting of stockholders called for that purpose.

     DIVIDENDS. The Registrant may, from time to time, declare dividends out of funds legally available therefor to the holders of the Common Stock who will be entitled to share equally in any such dividends.

     PREEMPTIVE RIGHTS. The stockholders of the Registrant will not have preemptive rights.

     LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Registrant, each holder of shares of the Common Stock would be entitled to receive, after payment of all debts and liabilities of the Registrant, a pro rata portion of the remaining assets of the Registrant available for distribution, in cash or in kind, to holders of the Common Stock. If any shares of serial preferred stock are issued, the holders thereof may have a priority in liquidation or dissolution over the holders of the Common Stock.

     OTHER CHARACTERISTICS. The Common Stock is not subject to call for redemption, and, assuming receipt of sufficient consideration by the Registrant, the shares of the Common Stock are fully paid and nonassessable.

     TRANSFER AGENT AND REGISTRAR. Registrar and Transfer
Company acts as transfer agent and registrar for the Common
Stock.

SERIAL PREFERRED STOCK

     The Board of Directors of the Registrant is authorized to issue up to 5,000,000 shares of preferred stock (which may be issued in series) and to fix the powers, designations and preferences, or other rights, of the shares of each series and the qualifications, limitations and restrictions thereof. Each share of each series of serial preferred stock must have the same relative rights as and be identical in all respects with all the other shares of the same series. The serial preferred stock may rank prior to the Common Stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights (including multiple voting rights and voting rights as a class), and may be convertible into shares of Common Stock. None of the 5,000,000 authorized shares of serial preferred stock of the Registrant has been issued.

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits
__________________________________________________

     Listed below are the financial statements filed as a part of this report.

     (a)(1)  Financial Statements of Business Acquired.

             Independent Auditors' Report

             Consolidated Financial Statements as of December
             31, 1996 and 1995

             Consolidated Statements of Operations for the Years
             Ended December 31, 1996, 1995 and 1994

             Consolidated Statements of Changes in Stockholders'
             Equity for the Years Ended December 31, 1996, 1995
             and 1994

             Consolidated Statements of Cash Flows for the Years
             Ended December 31, 1996, 1995 and 1994

             Notes to Consolidated Financial Statements for the
             Years Ended December 31, 1996, 1995 and 1994

             Consolidated Balance Sheets as of December 31, 1996 and the Six Months Ended June 30, 1997 (unaudited)

             Consolidated Statements of Operations for the Three and Six Month Periods Ended June 30, 1997 and 1996
             (unaudited)

             Consolidated Statements of Changes in Stockholders'
             Equity for the Year Ended December 31, 1996 and the Six Months Ended June 30, 1997 (unaudited)

             Consolidated Statements of Cash Flows for the Six
             Months Ended June 30, 1997 and 1996 (unaudited)

             Notes to Consolidated Financial Statements for the
             Six Months Ended June 30, 1997 and 1996 (unaudited)

     Prior to the consummation of the holding company reorganization, the Registrant did not have any significant assets or liabilities. Accordingly no financial statements of the Registrant are presented and the pro forma consolidated financial statements of the Registrant would reflect no material differences from the consolidated financial statements of the Bank for the years ended December 31, 1996, 1995 and 1994 and the six months ended June 30, 1997 set forth below.

                 Independent Auditors' Report
================================================================


The Board of Directors
The Sandwich Co-operative Bank

We have audited the accompanying consolidated balance sheets of The Sandwich Co-operative Bank and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepting auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Sandwich Co-operative Bank and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick LLP

Boston, Massachusetts
January 24, 1997

             CONSOLIDATED FINANCIAL STATEMENTS
             ---------------------------------

                                                   December 31,     December 31,
                                                       1996             1995
                                                   -----------      ------------
Assets                               (In thousands, except share and per share data)
Cash and due from banks (note 14)                  $ 11,543         $ 14,061
Federal funds sold                                      175            2,011
     Total cash and cash equivalents                 11,718           16,072
                                                   --------         --------
Other short-term investments (note 2)                   636              910
Investment securities (notes 3 and 9):
  Available for sale (amortized cost of $13,262
    and $25,693, at December 31, 1996 and
    December 31, 1995, respectively)                 13,312           25,770
  Held to maturity (fair value of $99,128 and
    $89,388, at December 31, 1996 and
    December 31, 1995, respectively)                 99,648           89,468
                                                   --------         --------
     Total investment securities                    112,960          115,238
                                                   --------         --------
Loans, less allowance for loan losses of
  $3,741 in 1996 and $3,674 in 1995
  (notes 4, 5, 9 and 14)                            317,103          270,421
Stock in Federal Home Loan Bank of Boston,
  at cost (notes 7 and 9)                             2,670            2,670
Accrued interest receivable                           2,680            2,741
The Co-operative Central Bank
  Reserve Fund                                          965              965
Real estate acquired by foreclosure                     465              367
Investments in real estate                              571              585
Office properties and equipment (note 6)              6,015            6,167
Core deposit intangible                               1,966            2,550
Deferred income tax asset, net (note 10)              2,469            2,463
Prepaid expenses and other assets                     4,337            5,366
                                                   --------         --------
     Total assets                                  $464,555         $426,515
                                                   ========         ========
Liabilities and Stockholders' Equity
Liabilities
   Deposits (note 8)                               $388,249         $377,973
   Borrowed funds (note 9)                           32,073            8,148
   Escrow deposits of borrowers                         915            1,579
   Income taxes payable, net (note 10)                  282              250
   Accrued expenses and other liabilities             4,403            2,821
                                                   --------         --------
      Total liabilities                             425,922          390,771
                                                   --------         --------
Commitments and contingencies (notes 4, 13 and 14)

Stockholders' equity (notes 3, 11 and 12)
  Preferred stock, par value $1.00 per share;
     authorized 5,000,000 shares; none issued
     or outstanding                                      --               --
  Common stock, par value $1.00 per share;
     authorized 15,000,000 shares;
     1,901,565 and 1,850,299 issued and outstanding,
     respectively                                     1,902            1,850
  Additional paid-in capital                         19,323           18,632
  Retained earnings                                  17,381           15,223
  Net unrealized gain on investment securities
    available for sale                                   27               39
      Total stockholders' equity                     38,633           35,744
                                                   --------         --------
      Total liabilities and stockholders' equity   $464,555         $426,515
                                                   ========         ========
See accompanying notes to consolidated financial statements.
/TABLE

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        Years ended
                                                         December 31,
                                                  1996       1995       1994
                                                  ----       ----       ----
                                           (In thousands, except per share amounts)
Interest and dividend income
  Interest on loans                              $24,680   $22,218    $17,397
  Interest and dividends on investment
    securities available for sale                   1,562    1,719      1,612
  Interest on investment securities held
    to maturity                                     5,833    6,027      4,684
  Interest on short-term investments                  166      640        294
  The Co-operative Central Bank Reserve Fund           68       69         90
                                                  -------  -------    -------
      Total interest and dividend income           32,309   30,673     24,077
                                                  -------  -------    -------
Interest expense
  Deposits:
    Savings accounts                                3,660    4,338      3,898
    Certificates of deposit                        10,973    9,940      5,476
                                                  -------  -------    -------
      Total deposits                               14,633   14,278      9,374
  Borrowed funds                                    1,159      555      1,198
                                                  -------  -------    -------
      Total interest expense                       15,792   14,833     10,572
                                                  -------  -------    -------
      Net interest and dividend income             16,517   15,840     13,505
  Provision for loan losses (note 5)                  265      597        340
                                                  -------  -------    -------
      Net interest and dividend income after
        provision for loan losses                  16,252   15,243     13,165
                                                  -------  -------    -------
Non-interest income
  Service charges                                   1,781    1,740      1,530
  Mortgage loan servicing fees                        252      248        224
  Gain on sale of branch deposits                      --      214         --
  Gain on sale of loans                               250       40        194
  Other                                               556      476        283
                                                  -------  -------    -------
      Total non-interest income                     2,839    2,718      2,231
                                                  -------  -------    -------
Non-interest expense
  Salaries and employee benefits                    5,999    5,757      5,245
  Occupancy and equipment                           1,587    1,325      1,214
  FDIC deposit insurance                              112      469        693
  SAIF Special Assessment                             280       --         --
  Advertising                                         357      358        321
  Data processing service fees                        702      665        633
  Foreclosed property expense                          46      152        173
  Loss on writedown of real estate
    investments                                        --      305         91
  Amortization of core deposit intangible             584      660        529
  Other                                             2,666    2,665      2,517
                                                  -------  -------    -------
      Total non-interest expense                   12,333   12,356     11,416
                                                  -------  -------    -------
      Income before income tax expense              6,758    5,605      3,980
  Income tax expense (note 10)                      2,621    2,169      1,396
                                                  -------  -------    -------
      Net income                                  $ 4,137  $ 3,436    $ 2,584
                                                  =======  =======    =======

Net income per common and common equivalent share $  2.13  $  1.82    $  1.38
                                                  =======  =======    =======
Average common and common equivalent shares
  outstanding                                       1,940    1,891      1,876

See accompanying notes to consolidated financial statements.

  Consolidated Statements of Changes in Stockholders' Equity

                                                                                            Net
                                                                              Net        unrealized
                                                                           unrealized      loss on
                                                                            loss on      investment
                                                      Additional           marketable    securities
                                             Common    paid-in   Retained     equity       available
                                             Stock     capital   earnings  securities   for sale, net   Total
                                             ------   ---------- --------  -----------  -------------   -----
Balance at December 31, 1993                $1,823     $18,406   $11,021   $(53)        $   --        $31,197
  Implementation of change in accounting
     for investment securities                   --          --        --     53             59            112
  Net income                                    --          --     2,584     --             --          2,584
  Dividends declared ($0.29 per share)          --          --      (530)    --             --           (530)
  Stock options exercised                       10          42        --     --             --             52
  Increase in net unrealized loss on
    investment securities available for
    sale                                        --          --        --     --           (596)          (596)
                                            ------     -------   -------   ----         ------        -------
Balance at December 31, 1994                 1,833      18,448    13,075     --           (537)        32,819
  Net income                                    --          --     3,436     --             --          3,436
  Dividends declared ($0.70 per share)          --          --    (1,288)    --             --         (1,288)
  Stock options exercised                       17         184        --     --             --            201
  Decrease in net unrealized loss on
    investment securities available for
    sale                                        --          --        --     --            576            576
                                            ------     -------   -------   ----         ------        -------
Balance at December 31, 1995                 1,850      18,632    15,223     --             39         35,744
  Net income                                    --          --     4,137     --             --          4,137
  Dividends declared ($1.05 per share)          --          --    (1,979)    --             --         (1,979)
  Stock options exercised                       52         691        --     --             --            743
  Decrease in net unrealized gain on
    investment securities available for
    sale                                        --          --        --     --            (12)           (12)
                                            ------     -------   -------   ----         ------        -------
Balance at December 31, 1996                $1,902     $19,323   $17,381   $ --         $   27        $38,633
                                            ======     =======   =======   ====         ======        =======

See accompanying notes to consolidated financial statements.

              Consolidated Statements of Cash Flows

                                                        Years ended
                                                         December 31,
                                                  1996       1995       1994
                                                  ----       ----       ----
                                                        (In thousands)
Cash flows from operating activities
  Net income                                     $  4,137    $  3,436  $  2,584
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Provision for loan losses                         265         597       340
    Provision for loss and writedowns of real
      estate acquired by foreclosure                   48          96       145
  Depreciation and amortization                     1,422       1,592     1,809
  (Increase) decrease in:
     Accrued interest receivable                       61         (47)     (548)
     Deferred income tax asset, net                     9        (528)     (442)
     Other assets                                   1,029      (3,626)     (280)
  Increase(decrease)in:
    Escrow deposits of borrowers                     (664)        914        (5)
    Income tax payable                                 32        (455)      232
    Accrued expenses and other liabilities          1,582        (398)    1,078
  Gain on sales of loans, net                        (250)        (40)     (194)
  Principal balance of loans originated for sale  (20,827)    (14,752)  (20,336)
  Principal balance of loans sold                  20,999      14,363    20,142
  Gain on sales of investment securities, net          --          --        (6)
  Gain on sales of real estate acquired by
    foreclosure                                       (65)        (16)     (187)
                                                  -------     -------   -------
    Total adjustments                               3,641      (2,300)    1,748
                                                  -------     -------   -------
      Net cash provided by operating activities     7,778       1,136     4,332
                                                  -------     -------   -------
Cash flows from investing activities
  Purchases of investment securities available
    for sale                                         (145)     (8,718)  (11,884)
  Purchases of investment securities held to
    maturity                                      (29,948)     (6,054)  (53,091)
  Proceeds from sales of investment securities
    available for sale                                 --          --       367
  Proceeds from maturities and paydowns of
    investment securities available for sale       12,495       6,457     7,891
  Proceeds from maturities and paydowns of
    investment securities held to maturity         19,675      15,120    23,642
  (Increase) decrease in:
    Short-term investments                            274         773    (1,463)
    Loans                                         (48,276)    (20,405)  (43,184)
    Real estate acquired by foreclosure                --         (52)     (108)
    Stock in Federal Home Loan Bank of Boston          --          --    (1,092)
    Investments in real estate                         14         229       244
  Proceeds from sale of real estate acquired by
    foreclosure                                     1,326         983     2,134
  Purchase of office properties and equipment        (512)     (1,009)     (518)
                                                  -------     -------   -------
    Net cash used by investing activities         (45,097)    (12,676)  (77,062)
                                                  -------     -------   -------
Cash flows from financing activities
  Net cash received in branch purchases                --          --    44,362
  Net increase in deposits                         10,276      11,830    31,633
  Advances from the Federal Home Loan Bank
    of Boston                                      69,884      11,047    53,578
  Repayment of Federal Home Loan Bank advances    (45,959)    (15,764)  (55,013)
  Cash dividends paid                              (1,979)     (1,288)     (530)
  Net cash paid for deposits sold                      --       8,134        --
  Stock options exercised                             743         201        52
                                                  -------     -------   -------
    Net cash provided by financing activities      32,965      14,160    74,082
                                                  -------     -------   -------

  Net increase (decrease) in cash and federal
    funds sold                                     (4,354)      2,620     1,352
  Cash and federal funds sold, beginning of year   16,072      13,452    12,100
                                                  -------     -------   -------
  Cash and federal funds sold, end of year        $11,718     $16,072   $13,452
                                                  =======     =======   =======
Cash paid for
  Interest on deposits                            $14,635     $14,606   $ 9,270
                                                  =======     =======   =======
  Interest on borrowed funds                      $   615     $   582   $ 1,212
                                                  =======     =======   =======
  Income taxes, net                               $ 2,481     $ 3,152   $ 1,605
                                                  =======     =======   =======
Other non-cash activities
  Deferred taxes on change in unrealized (gain)
    loss on securities available for sale         $    15     $  (296)  $   259
                                                  =======     =======   =======
  Additions to real estate acquired by
    foreclosure                                   $ 1,407     $   409   $    86
                                                  =======     =======   =======

Assets and liabilities acquired in branch
  purchases
  Loans                                                --          --   $    99
  Office properties and equipment                      --          --        38
  Core deposit and other intangibles                   --          --     1,776
  Other assets                                         --          --       136
  Deposits                                             --          --    46,411

See accompanying notes to consolidated financial statements.

            Notes to Consolidated Financial Statements
Years ended December 31, 1996, 1995 and 1994


(1) Basis of Presentation and Summary of Significant Accounting
Policies
Basis of Presentation
The accompanying consolidated financial statements include the accounts of Sandwich Co-operative Bank (the Bank ) and its wholly owned subsidiaries, The Sextant Corporation, Redeil Corporation, Sandwich Securities Corporation and Sextant Securities Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.
     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles and general practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.
     Material estimates that are particularly susceptible to change relate to the determination of the allowance for loan losses, the valuation of real estate acquired by foreclosure and realizability of the net deferred tax asset. These estimates are dependent on future economic and overall business conditions.
     Certain reclassifications have been made to previously reported balances to conform with the current period s presentation.
     On January 28, 1997 Sandwich Co-operative Bank announced that its Board of Directors had approved a plan providing for the formation of a holding company with the Bank as the principal subsidiary. Under the plan, each existing share of the Bank's Common Stock would be converted into one share of Common Stock in the new holding company. As a result of this reorganization, the Bank's stockholders would become the owners of the newly formed holding company, which in turn would own all of the outstanding stock of the Bank. Implementation of the plan is subject to regulatory and stockholder approval. The holding company formation will result in no change to the Bank's business, management, office locations or customer service, and the holding company's corporate documents are not expected to include any additional anti-takeover provisions.

General
The Sandwich Co-operative Bank (the "Bank") was organized as a Massachusetts chartered co-operative bank in 1885. The Bank merged with Wareham Co-operative Bank in May 1982. In July 1986, the Bank converted from mutual to stock form through the sale and issuance of 1,820,833 shares of common stock, par value $1.00 per share (the "Common Stock"). Since 1986, the Bank's deposits have been insured by the Federal Deposit Insurance Corporation ("FDIC"), an agency of the federal government, up to $100,000 per insured depositor, with additional insurance to the total amount of the deposit provided by the Share Insurance Fund of The Co-operative Central Bank (the "Central Bank"), a deposit insuring entity chartered by the Commonwealth of Massachusetts. The Bank is subject to regulation by the Massachusetts Commissioner of Banks ("Commissioner") and the FDIC.

Investment Securities
Investment securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost; debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as trading and reported at fair value, with unrealized gains and losses included in earnings; and debt and equity securities not classified as either held-to-maturity or trading are classified as available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders equity, net of applicable taxes.
     Securities held to maturity, including bonds, mortgage-backed securities & CMOs are stated at cost, adjusted for amortization of premiums or accretion of discounts, calculated using a method which approximates the interest method. The basis for valuation reflects management s intention and ability to hold these securities to maturity.
     Securities available for sale consisting of government bonds, adjustable rate mortgage-backed securities and marketable equity securities are stated at fair value, with unrealized gains and losses, net of tax, excluded from earnings and reported as a separate component of stockholders equity until realized. Fair value is based upon quoted market prices or dealer quotes as of the reporting date.
     Gains and losses on the sale of investment securities are recognized at the time of sale on a specific identification basis. Unrealized losses deemed to be other than temporary declines in value are charged to operations.

Loans
Loans are reported at their principal amount outstanding, net of any unearned discount and deferred loan fees. Interest income on loans is credited to income based on loan principal amounts outstanding at appropriate interest rates.
     Unearned discount and premium on loans is credited or charged to income on a basis which approximates the interest method.

            Notes to Consolidated Financial Statements

     Accrual of interest income on loans is discontinued and unpaid accrued interest is reversed when management determines that borrowers will be unable to meet contractual obligations and/or when loans are ninety days or more in arrears, except in certain instances where management believes that collateral held by the Bank is clearly sufficient for full satisfaction of both principal and interest. Loans will be removed from non-accrual when the principal and interest become current and the loan is considered fully collectable.
     Loan origination fees and certain direct origination costs are offset and the resulting net amount is deferred and amortized as an adjustment of the yield on the related loans.
     Loans held for sale are carried at the lower of cost or estimated fair value. Fair value is determined based on outstanding investor commitments or, in the absence of such commitments, current investor yield requirements.
     The Bank accounts for impaired loans, except loans accounted for at fair value or at the lower of cost or fair value, at the present value of the expected future cash flows discounted at the loans effective interest rate or the fair value of the collateral if the loan is collateral dependent. Impaired loans include commercial, commercial real estate and individually significant mortgage or consumer loans for which it is probable the Bank will not collect all amounts due according to the terms of the loan agreement. Impairment on troubled debt restructurings is measured using the premodification rate of interest.
     On January 1, 1996 the bank adopted, the Financial Accounting Standards Board's Statements of Financial Accounting Standards (SFAS No. 122, Accounting for Mortgage Servicing Rights, an Amendment of FASB Statement No. 65 ). The statement requires the Bank to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. The adoption did not have a material impact on the Bank s financial statements.
     In June 1996, the Financial Accounting Standards Board issues SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December
31, 1996 and is to be applied prospectively. However, SFAS No. 127 "Deferral of the Effective Date of Certain Provisions of SFAS No. 125," requires the deferral of implementation as it relates to repurchase agreements, dollar-rolls, securities lending and similar transactions until years beginning after December 31, 1997. Earlier or retrospective applications of this statement is not permitted. This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Management of the Bank does not expect that adoption of these statements will have a material impact on the Bank's financial position, results of operations, or liquidity.

Allowance for Loan Losses
The allowance for loan losses is available for future credit losses inherent in the loan portfolio. The allowance is increased by provisions charged to operations on the basis of many factors including the risk characteristics of the portfolio, current economic conditions and trends in loan delinquencies and charge-offs. Realized losses, net of recoveries, are charged directly to the allowance.
     While management uses the information available in establishing the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different from those of management.

Investments in Real Estate
The Bank s subsidiary, The Sextant Corporation, has an investment in a real estate partnership. The Bank accounts for its investment under the equity method of accounting. A summary of financial condition and results of operations for this investment has not been presented since such amounts are not material to the consolidated financial statements of the Bank.

Real Estate Acquired by Foreclosure
Real estate acquired by foreclosure is comprised of properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. Real estate acquired by foreclosure is initially recorded at the lower of the carrying value of the loan or the fair value of the property minus costs to sell. Fair value is based upon a market appraisal prepared by a State certified appraiser not more than 30 days prior to the date of the foreclosure. Losses arising from the acquisition of such properties are charged against the allowance for loan losses.
     Operating expenses and any subsequent provisions to reduce the carrying value to fair value minus cost to sell are charged to current period earnings. Gains upon disposition are reflected in earnings as realized. Realized losses are charged to the valuation allowance.

Office Properties and Equipment
Office properties and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets or terms of leases.

Pension Costs
The Bank accounts for pension benefits on the net periodic cost method for financial reporting purposes. This method recognizes the compensation cost of an employees pension benefit over that employee s approximate service period.

            Notes to Consolidated Financial Statements

Core Deposit Intangible
Core deposit and other intangibles are amortized to expense over a period of ten years using an accelerated method. The unamortized balance of these intangibles are evaluated periodically for their recoverability.

Income Taxes
The Bank recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank s assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. The Bank s deferred tax asset is reviewed quarterly and adjustments to such asset are recognized as deferred income tax expense or benefit based on management s judgments relating to the realizability of such asset. The deferred tax asset is adjusted for changes in the federal and state tax rate.

Earnings Per Share
Earnings per share is determined by dividing net income by the average number of common shares and common stock equivalents outstanding, net of shares assumed to be repurchased using the treasury stock method. Common stock equivalents arise from the assumed exercise of outstanding stock options, if dilutive.

(2) Other Short-term Investments
A comparative summary of other short-term investments follows:

(In thousands)                           December 31,        December 31,
                                             1996                1995
                                         ------------        ------------
Tax anticipation notes                      $570                $756
Money market funds                            66                 154
                                            ----                ----
                                            $636                $910
                                            ====                ====

(3) Investment Securities
A comparative summary of investment securities follows
(mortgage-backed securities and CMOs are shown at their final maturity, but are expected to have shorter average lives); the Bank does not own Callable securities.

                                                       December 31, 1996
                                             -------------------------------------------
                                             Held to maturity       Available for sale
                                             --------------------   -------------------
                                             Amortized      Fair    Amortized   Fair
                                               Cost         Value     Cost      Value
                                             --------------------   -------------------
U.S. Government obligations:
  Maturing within 1 year . . . . . . . . . . $12,015      $12,035  $  2,000  $  1,994
  Maturing after 1 year
    but within 5 years . . . . . . . . . . .  10,462       10,492        --        --
                                             -------      -------  --------  --------
                                              22,477       22,527     2,000     1,994
                                             -------      -------  --------  --------
Collateralized mortgage obligations (CMOs):
  Maturing within 1 year . . . . . . . . . .   1,436        1,436        --        --
  Maturing after 1 year
    but within 5 years . . . . . . . . . . .   6,384        6,312        --        --
   Maturing after 5 years
    but within 10 years. . . . . . . . . . .     740          753        --        --
  Maturing after 10 years. . . . . . . . . .  56,220       55,708        --        --
                                             -------      -------  --------  --------
                                              64,780       64,209        --        --
                                             -------      -------  --------  --------
Mortgage-backed securities:
  Maturing after 1 year
    but within 5 years . . . . . . . . . . .      --           --       147       147
  Maturing after 10 years. . . . . . . . . .  12,391       12,392     8,271     8,343
                                             -------      -------  --------  --------
                                              12,391       12,392     8,418     8,490
                                             -------      -------  --------  --------
Other bonds and obligations:
  Maturing within one year . . . . . . . . .      --           --        --        --
  Maturing after 1 year
    but within 5 years . . . . . . . . . . .      --           --        --        --
                                             -------      -------  --------  --------
                                                  --           --        --        --
                                             -------      -------  --------  --------
Marketable equity securities:
  Mortgage-backed mutual fund. . . . . . . .      --           --     2,520     2,510
  Common and preferred stocks. . . . . . . .      --           --       324       318
                                             -------      -------  --------  --------
                                                  --           --     2,844     2,828
                                             -------      -------  --------  --------
                                             $99,648      $99,128  $ 13,262  $ 13,312
                                             =======      =======  ========  ========
                                                       December 31, 1995
                                             -------------------------------------------
                                             Held to maturity       Available for sale
                                             --------------------   -------------------
                                             Amortized      Fair    Amortized   Fair
                                               Cost         Value     Cost      Value
                                             --------------------   -------------------
U.S. Government obligations:
  Maturing within 1 year . . . . . . . . . . $ 2,522      $ 2,534  $ 8,758   $ 8,828
  Maturing after 1 year
    but within 5 years . . . . . . . . . . .  12,072       12,172    4,007     4,005
                                             -------      -------  --------  -------
                                              14,594       14,706    12,765   12,833
                                             -------      -------  --------  -------
Collateralized mortgage obligations (CMOs):
  Maturing within 1 year . . . . . . . . . .      --           --        --       --
  Maturing after 1 year
    but within 5 years . . . . . . . . . . .   7,547        7,609        --       --
   Maturing after 5 years
    but within 10 years. . . . . . . . . . .   6,022        6,001        --       --
  Maturing after 10 years. . . . . . . . . .  57,385       57,077        --       --
                                             -------      -------  --------  -------
                                              70,954       70,687        --       --
                                             -------      -------  --------  --------

Mortgage-backed securities:
  Maturing after 1 year
    but within 5 years . . . . . . . . . . .      --           --       152      152
  Maturing after 10 years. . . . . . . . . .   1,358        1,390    10,031   10,062
                                             -------      -------  --------  -------
                                               1,358        1,390    10,183   10,214
                                             -------      -------  --------  -------

Other bonds and obligations:
  Maturing within one year . . . . . . . . .     707          707        --        --
  Maturing after 1 year
    but within 5 years . . . . . . . . . . .   1,853        1,898        --        --
                                             -------      -------  --------  --------
                                               2,562        2,605        --        --
                                             -------      -------  --------  --------
Marketable equity securities:
  Mortgage-backed mutual fund. . . . . . . .      --           --     2,375     2,369
  Common and preferred stocks. . . . . . . .      --           --       370       354
                                             -------      -------  --------  --------
                                                  --           --     2,745     2,723
                                             -------      -------  --------  --------
                                             $89,468      $89,388  $ 25,693  $ 25,770
                                             =======      =======  ========  ========

            Notes to Consolidated Financial Statements

A comparative summary of mortgage-backed securities and CMO's follows:

(In thousands)                        December 31, 1996         December 31, 1995
                                    ---------------------     ---------------------
                                    Amortized        Fair     Amortized       Fair
                                     cost            value      cost          value
                                    ----------------------    ---------------------
FHLMC. . . . . . . . . . . . . . .  $18,820        $18,720    $17,006       $16,859
FNMA . . . . . . . . . . . . . . .   24,586         24,408     24,028        24,095
GNMA . . . . . . . . . . . . . . .    3,982          4,068      1,358         1,390
Non-agency . . . . . . . . . . . .   38,201         37,895     40,103        39,947
                                    -------        -------    -------       -------
                                    $85,589        $85,091    $82,495       $82,291
                                    =======        =======    =======       =======

A comparative summary of gross unrealized gains and losses pertaining to investment securities are summarized as follows:

                                                       December 31, 1996
                                             -------------------------------------------
                                                           Gross     Gross
                                             Amortized   Unrealized Unrealized    Fair
                                               Cost        Gains      Losses      Value
                                             ------------------------------------------
Held to Maturity
U.S. Government obligations. . . . . . .     $22,477      $  50      $   --     $22,527
Collateralized mortgage
  obligations. . . . . . . . . . . . . .      64,780        209        (780)     64,209
Mortgage-backed securities . . . . . . .      12,391         88         (87)     12,392
Other bonds and obligations. . . . . . .          --         --          --          --
                                             -------       ----       -----     -------
                                             $99,648       $347       $(867)    $99,128
                                             =======       ====       =====     =======
                                                       December 31, 1995
                                             -------------------------------------------
                                                           Gross     Gross
                                             Amortized   Unrealized Unrealized    Fair
                                               Cost        Gains      Losses      Value
                                             ------------------------------------------
Held to Maturity
U.S. Government obligations. . . . . . .     $14,594       $112      $   --     $14,706
Collateralized mortgage
  obligations. . . . . . . . . . . . . .      70,954        313        (580)     70,687
Mortgage-backed securities . . . . . . .       1,358         32          --       1,390
Other bonds and obligations. . . . . . .       2,562         47          (4)      2,605
                                             -------       ----       -----     -------
                                             $89,468       $504       $(584)    $89,388
                                             =======       ====       =====     =======

                                                       December 31, 1996
                                             -------------------------------------------
                                                           Gross     Gross
                                             Amortized   Unrealized Unrealized    Fair
                                               Cost        Gains      Losses      Value
                                             ------------------------------------------
Available for Sale
U.S. Government obligations. . . . . . .     $ 2,000      $ --      $  (6)       $ 1,994
Mortgage-backed securities . . . . . . .       8,418        112       (40)         8,490
Marketable equity securities . . . . . .       2,844         20       (36)         2,828
                                             -------       ----     -----        -------
                                             $13,262       $132      $(82)       $13,312
                                            =======       ====     =====        =======
/TABLE

                                                       December 31, 1995
                                             -------------------------------------------
                                                           Gross     Gross
                                             Amortized   Unrealized Unrealized    Fair
                                               Cost        Gains      Losses      Value
                                             ------------------------------------------
Available for Sale
U.S. Government obligations. . . . . . .     $12,765      $  91    $ (23)       $12,833
Mortgage-backed securities . . . . . . .      10,183         73      (42)        10,214
Marketable equity securities . . . . . .       2,745          7      (29)         2,723
                                             -------       ----     -----       -------
                                             $25,693       $171     $(94)       $25,770
                                             =======       ====     =====       =======

There were no sales of securities for the years ended December 31, 1996 and 1995. The Bank had approximately $367,000 in proceeds from sales of securities available for sale for the year ended December 31, 1994. Gross realized gains and gross realized losses on securities available for sale for the year ended December 31, 1994 were $25,000 and $19,000 respectively.

(4) Loans
The Bank's lending activities are conducted principally in the Southeastern and Cape Cod areas of Massachusetts. The Bank grants single-family and multi-family residential loans, commercial real estate loans and a variety of consumer loans. In addition, the Bank grants loans for the construction of residential homes, multi-family properties, commercial real estate properties and for land development. Most loans granted by the Bank are either collateralized by real estate or guaranteed by Federal and local governmental authorities. The loans are expected to be repaid from borrower s earnings and cash flow or proceeds from the sale of the related assets.
     State banking regulations generally limit the amount of loans that may be outstanding to one borrower to 20% of stockholders' equity. At December 31, 1996, the Bank had no loans outstanding to one borrower in an aggregate amount exceeding this limitation.

            Notes to Consolidated Financial Statements

A comparative summary of loans follows:

(In thousands)                           December 31,        December 31,
                                             1996                1995
                                         ------------        ------------
Residential mortgage:
   Fixed rate . . . . . . . . . .        $  16,020            $ 18,725
   Adjustable rate. . . . . . . .          186,012             144,249
Commercial real estate. . . . . .           61,088              59,597
Construction. . . . . . . . . . .           34,332              21,331
Land. . . . . . . . . . . . . . .            4,526               5,155
Other loans:
   Home equity. . . . . . . . . .           12,278              13,188
   Consumer . . . . . . . . . . .            5,393               6,032
   Secured by deposits. . . . . .            1,160                 992
   Commercial . . . . . . . . . .            7,933               9,671
   Education. . . . . . . . . . .            1,123               1,660
                                          --------            --------
                                           329,865             280,600


Less:
   Allowance for loan losses
     (note 5) . . . . . . . . . .           (3,741)             (3,674)
   Unadvanced portion of
     construction loans . . . . .           (9,763)             (6,573)
   Deferred loan origination
     costs. . . . . . . . . . . .              742                 239
   Unearned discount. . . . . . .               --                (171)
                                          --------            --------
                                          $317,103            $270,421
                                          ========            ========

Non-accrual loans totaled approximately $4,086,000, $4,671,000, and $2,063,000 at December 31, 1996, 1995, and 1994,
respectively. Restructured loans totaled approximately $258,000, $1,062,000, and $1,531,000 at December 31, 1996, 1995, and
1994, respectively.

The reduction in interest income associated with non-accrual and restructured loans at the end of the periods was as follows:

(In thousands)
                                                     Year ended December 31,
                                                 --------------------------------
                                                   1996       1995        1994
                                                 --------------------------------
Income in accordance with original terms . . . .  $403        $551        $336
Income recognized. . . . . . . . . . . . . . . .   203         312         205
                                                  ----        ----        ----
   Reduction in interest income. . . .            $200        $239        $131
                                                  ====        ====        ====

Included in non-accrual loans are impaired loans totaling
$1,429,000 at December 31, 1996 and $1,309,000 at December 31,
1995. The reduction in interest income associated with impaired loans at the end of the periods was as follows:

(In thousands)                                Year ended December 31,
                                              -----------------------
                                                1996          1995
                                              -----------------------
Income in accordance with original terms      $148           $141
Income recognized                               84             72
                                              ----           ----
   Reduction in interest income               $ 64           $ 69
                                              ====           ====

The Bank granted mortgage loans to executive officers and to Directors and their related interests in the normal course of business. The outstanding amount of such loans at December 31, 1996, 1995 and 1994 was approximately $714,000, $820,000, and
$831,000, respectively. No such loans were on non-accrual. Currently, the Bank grants only loans secured by deposits to executive officers and Directors.
     Mortgage loans serviced by the Bank for others amounted to approximately $108,756,000, $100,902,000, and $94,478,000, at
December 31, 1996, 1995 and 1994, respectively. The Bank had loans held for sale totaling $221,000, $389,000, and $194,000 at December 31, 1996, 1995 and 1994, respectively. At December 31, 1996, the Bank had commitments to sell loans totaling approximately $1,232,000.
     As discussed in note 1, the Bank adopted SFAS No. 122 as of January 1, 1996. As a result of the adoption of this pronouncement, mortgage servicing rights amounting to $207,000 were capitalized during 1996 and are included in gain on sale of loans. The related amortization of those rights of $13,000 was recorded as an offset to mortgage loan servicing fees in 1996. As of December 31, 1996, the fair value of capitalized mortgage servicing rights amounted to $194,000.

            Notes to Consolidated Financial Statements

(5) Allowance for Loan Losses
An analysis of the allowance for loan losses follows:


(In thousands)
                                                     Year ended December 31,
                                                 -------------------------------
                                                   1996       1995        1994
                                                 --------------------------------
1994
Balance at beginning of period . . . . . . . . . $3,674       $3,255      $2,983
   Provision charged to operations . . . . . . .    265          597         340
   Recoveries on accounts previously
     charged off . . . . . . . . . . . . . . . .     67          183         116
   Loans charged off . . . . . . . . . . . . . .   (265)        (361)       (184)
                                                 ------       ------      ------
Balance at end of period . . . . . . . . . . . . $3,741       $3,674      $3,255
                                                 ======       ======      ======

(6) Office Properties and Equipment
A summary of office properties and equipment follows:

(In thousands)                               December 31,     December 31,
                                                 1996             1995
                                             ------------     ------------
Land . . . . . . . . . . . . . . . . . . .   $  870           $   870
Buildings. . . . . . . . . . . . . . . . .    4,395             4,418
Furniture, fixtures and equipment. . . . .    3,923             3,603
Leasehold improvements . . . . . . . . . .      392               209
                                             ------           -------
                                              9,580             9,100
Less accumulated depreciation and
  amortization . . . . . . . . . . . . . .   (3,565)           (2,933)
                                             ------            ------
                                             $6,015            $6,167
                                             ======            ======

(7) Stock in Federal Home Loan Bank of Boston
As a member of the Federal Home Loan Bank of Boston ( FHLB of Boston ), the Bank is required to invest in $100 par value stock of the FHLB of Boston in an amount equal to 1% of its outstanding home loans or 5% of its outstanding advances from the FHLB of Boston, or 1% of 30% of total assets, whichever is highest. If such stock is redeemed, the Bank will receive from the FHLB of Boston an amount equal to the par value of the stock. As of December 31, 1996 the Bank was required to have an investment of at least $2,143,000.

(8) Deposits
A summary of deposits follows:

                                               December 31, 1996      December 31, 1995
                                             -------------------------------------------
                                                          Interest              Interest
                                             Balances       Rate     Balances     Rate
                                             ------------------------------------------
Non-interest bearing accounts:
  Demand . . . . . . . . . . . .             $ 38,459         -- %   $ 33,402     -- %
  Official checks. . . . . . . .                1,336         --        1,840     --
                                             --------                --------
    Total non-interest bearing
      accounts . . . . . . . . .               39,795                  35,242
                                             --------                --------
Savings accounts:
  Regular. . . . . . . . . . . .               23,321       2.00       23,614     2.00
  NOW, Super NOW and Special Notice            40,488   1.25 - 1.50    39,796 1.25 - 1.50
  Money market . . . . . . . . .               92,441   1.25 - 3.00    95,030 2.75 - 4.30
                                             --------                --------
    Total savings accounts . . . . . .        156,250                 158,440
                                             --------                --------
Certificates of deposit:
  Term . . . . . . . . . . . . .              147,265   3.75 - 8.75   138,816 3.36 - 8.00
  IRA. . . . . . . . . . . . . .               44,939   2.52 - 11.20   45,475 3.50 -11.20
                                             --------                --------
    Total certificates of deposit             192,204                 184,291
                                             --------                --------
                                             $388,249                $377,973
                                             ========                ========

Weighted average interest rates:
  Savings accounts . . . . . . .                          2.32%                  2.53%
  Certificates of deposit. . . .                          5.87                   5.80
  Total interest bearing deposits                         4.24                   4.17

            Notes to Consolidated Financial Statements

The weighted average interest rate on certificates of deposit, by periods of maturity, is summarized below:

                                               December 31, 1996      December 31, 1995
                                             -------------------------------------------
                                                        Weighted              Weighted
                                                         average               average
                                                        interest              interest
                                             Amount         rate    Amount        rate
                                             ------------------------------------------

Within one year. . . . . . . . . . . .     $122,255       5.23%    $110,363    5.43%
From one to two years. . . . . . . . .       42,250       5.47       41,001    5.59
From two to three years. . . . . . . .       15,798       6.42       11,208    5.81
From three to five years . . . . . . .       11,844       6.20       21,658    6.60
Over five years. . . . . . . . . . . .           57       6.68           61    7.00
                                           --------       ----     --------    ----
                                           $192,204       5.44%    $184,291    5.63%
                                           ========       ====     ========    ====

Individual certificates of deposit of $100,000 or more, by periods of maturity, are summarized below:

(In thousands)                      December 31,            December 31,
                                        1996                   1995
                                    ------------            ------------
Within three months. . . . . . .      $ 8,945                 $ 6,261
From three to six months . . . .        3,675                   2,779
From six to twelve months. . . .        4,823                   9,507
Thereafter . . . . . . . . . . .       18,391                  14,986
                                      -------                 -------
                                      $35,834                 $33,533
                                      =======                 =======

(9) Borrowed Funds
Advances from the Federal Home Loan Bank of Boston are summarized as follows:

(Dollars in thousands)
                                       Maturing in    December 31,     December 31,
Interest rate                          year ending       1996              1995
                                       ------------   ------------     ------------
4.19 - 5.61% . . . . . . . . . . . . .      1996       $    --          $6,407
4.53 - 5.78%%. . . . . . . . . . . . .      1997        26,026             694
6.47%. . . . . . . . . . . . . . . . .      1998         5,000              --
6.83%. . . . . . . . . . . . . . . . .      1999         1,000           1,000
8.32%. . . . . . . . . . . . . . . . .      2015            47              47
                                                       -------          ------
                                                       $32,073          $8,148
                                                       =======          ======
Weighted average rate. . . . . . . . .                    5.70%           5.21%
                                                       =======          ======


The advances are secured by the Bank s stock in the FHLB of Boston and certain qualifying assets of the Bank, which include mortgage loans on residential property and investments with a market value in excess of 125% of outstanding advances. The Bank has a line of credit with the FHLB aggregating $8,146,000 of which $7,762,000 is available at December 31, 1996.

(10) Income Taxes
The components of income tax expense are as follows:


(In thousands)
                                                     Year ended December 31,
                                                 -------------------------------
                                                   1996       1995        1994
                                                 --------------------------------
Current tax expense:
   Federal. . . . . . . . . . . . . . .           $2,070      $1,928      $1,451
   State. . . . . . . . . . . . . . . .              539         674         508
                                                  ------      ------      ------
                                                   2,609       2,602       1,959
Deferred tax benefit:
   Federal. . . . . . . . . . . . . . .               (2)       (423)       (349)
   State. . . . . . . . . . . . . . . .               14         (10)       (214)
                                                      12        (433)       (563)
                                                  ------      ------      ------
   Total income tax expense . . . . . .           $2,621      $2,169      $1,396
                                                  ======      ======      ======


Tax expense for 1995 has been increased to reflect the adjustment to the deferred tax asset for the tax impact of the Massachusetts tax rate reduction as part of the Bank
Tax Reform law signed by the Governor of Massachusetts on July
27, 1995.

            Notes to Consolidated Financial Statements

The difference between income tax expense computed by applying the statutory Federal income tax rate of 34% to income before income taxes and the reported income tax expense (benefit) is explained as follows:


(In thousands)
                                                     Year ended December 31,
                                                 -------------------------------
                                                   1996       1995        1994
                                                 --------------------------------

Expected income tax expense
  at statutory rate . . . . . . . . . . . . . .  $2,298      $1,906     $1,353
Increase (decrease) resulting from:
   Dividend received deduction and
     municipal income . . . . . . . . . . . . .      (7)        (16)       (12)
   State income taxes, net of
     Federal benefit. . . . . . . . . . . . . .      365        436        264
   Change in valuation allowance. . . . . . . .     (142)      (100)      (200)
   Expiration of capital loss carryforward. . .       98         --         --
   Other, net . . . . . . . . . . . . . . . . .        9        (57)        (9)
                                                  ------     ------     ------
     Total income tax expense . . . . . . . . .   $2,621     $2,169     $1,396
                                                  ======     ======     ======

Effective income tax rate . . . . . . . . . . .     38.8%      38.7%      35.1%
                                                   ======     ======     ======

The Bank had gross deferred tax assets and gross deferred tax liabilities as follows:

(In thousands)                          December 31,      December 31,
                                           1996               1995
                                        ------------       ------------
Gross deferred tax assets:
   Allowance for loan losses . . . . .    $1,269            $1,288
   Capital loss carryforward . . . . .       490               588
   Other securities losses . . . . . .        --                47
   Deferred compensation . . . . . . .       966               847
   Non-accrual loan interest . . . . .        21                50
   Losses on foreclosed real estate. .       148               148
   Subsidiary state net operating loss
     carryforward. . . . . . . . . . .        34                33
   Purchase accounting . . . . . . . .       498               362
                                          ------            ------
Gross deferred tax assets. . . . . . .     3,426             3,363
Valuation allowance. . . . . . . . . .      (632)             (783)
                                          ------            ------
     Gross deferred tax assets, net. .     2,794             2,580
                                          ------            ------

Gross deferred tax liabilities:
   Mortgage servicing rights . . . . .       (80)               --
   Unrealized gains on securities
     available for sale. . . . . . . .       (17)              (26)
   Depreciation. . . . . . . . . . . .      (112)               (5)
   Loan origination costs. . . . . . .       (71)              (70)
   Miscellaneous . . . . . . . . . . .       (45)              (16)
                                          ------            ------
     Gross deferred tax liabilities. .      (325)             (117)
                                          ------            ------
Net deferred tax asset . . . . . . . .    $2,469            $2,463
                                          ======            ======

A valuation allowance is provided when it is more likely than not that some portion of the gross deferred tax asset will not be realized. Management has established a valuation allowance principally for the tax effect of the capital loss carry forward and the state income tax benefit derived from the gross deductible temporary differences. The primary sources of recovery of the deferred tax asset are taxes paid that are available for carryback of $5.4 million in 1996, 1995 and 1994, and the expectation that the deductible temporary differences will reverse during periods in which the Bank generates taxable income. As of December 31, 1996, the capital loss carryforward approximates $1,412,000 and expires in 1997.
     In August, 1996, the provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts beginning after December 31, 1995. These rules also require that all thrift institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such, the new rules will have no effect on net income or federal income tax expense.
     The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provision of present law that require recapture in the case of certain excess distributions to shareholders. The tax effect of pre-1988 bad debt reserves subject to recapture in the case of certain excess distributions is approximately $2,300,000.

            Notes to Consolidated Financial Statements
(11) Retained Earnings
Current Federal Deposit Insurance Corporation (FDIC) regulations regarding capital requirements of FDIC-insured institutions require banks to maintain a leverage capital ratio of 4% to 5% and qualifying total capital to risk-weighted assets of at least 8%, of which at least 4% must be Tier 1 capital. Assets and off-balance sheet items are assigned to four risk categories, each with appropriate weights. The resulting capital ratio represents equity as a percentage of risk-weighted assets and off-balance-sheet items. The risk-based capital rules are designed to make regulatory capital more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets.
     The Bank's actual capital amounts and ratios are also presented in the table. No amounts were deducted from capital for interest-rate risk in 1996 and 1995, respectively.

                                                                          To be well
                                                                      capitalized under
                                                      For capital     prompt corrective
(In thousands)                        Actual      adequacy purposes:  action provisions
                               ---------------    ------------------  -----------------
                               Amount    Ratio    Amount      Ratio   Amount      Ratio
                               ------    -----    ------      -----   ------      -----
As of December 31, 1996:                               (at least)       (at least)
 Total Capital
   (to Risk weighted assets)   $38,633  14.14%    >$21,851    >8.0%  >$27,314     >10.0%
                                                  -           -      -            -
 Tier I Capital
   (to Risk weighted assets)    36,694  13.43     > 10,925    >4.0   > 15,147     > 6.0
                                                  -           -      -            -
 Tier I Capital
   (to Average assets)          36,694   8.35     >17,572     >4.0   >20,927      >5.0
                                                  -           -      -            -
As of December 31, 1995:
 Total Capital
   (to Risk weighted assets)   $35,744  14.16     >20,196     >8.0   >25,245      >10.0
                                                  -           -      -            -
 Tier I Capital
   (to Risk weighted assets)    33,233  13.16     >10,098     >4.0   >15,147      >6.0
                                                  -           -      -            -
 Tier I Capital
   (to Average assets)          33,233   7.94     >16,742     >4.0   >20,927      >5.0

The Bank may not declare or pay dividends on its stock if the effect would cause stockholders equity to be reduced below applicable regulatory capital requirements or if such declaration and payment would otherwise violate regulatory requirements.

(12) Employee Benefits
Postretirement Benefits
The Bank provides postretirement medical benefits for employees that were hired before July 1, 1993. The Bank accrued postretirement benefits other than pensions (medical benefits) over the periods during which employees render service. The Bank amortizes the transition obligation from January 31, 1993 into operations over a 20 year period.
Expense for the years ended December 31, 1996 and 1995 was approximately $53,000 and $51,000, respectively.

Pension Plan
The Bank provides pension benefits for its employees through membership in the Co-operative Banks Employees Retirement Association. The Plan is a multiple employer, noncontributory, defined-benefit plan. Bank employees become eligible after attaining age 21 and one year of service. The Plan is funded by the Bank and benefits become fully vested after six years of eligible service.
     Pension expense was approximately $309,000, $224,000 and $174,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

            Notes to Consolidated Financial Statements
Stock Option Plan
During 1986, the Board of Directors adopted a Stock Option Plan for the benefit of officer and non-officer employees and reserved 182,083 shares of authorized but unissued common stock. Similarly, in 1994, the Board of Directors instituted the 1994 Stock Option and Incentive Plan and reserved 90,000 shares of common stock. Under terms of the Plans, the exercise price of any option granted will not be less than the fair market value of the common stock on the date of grant of the option and options may not have a maximum term of more than ten years.

A summary of the activity under the Plan follows:

                                                    Number of      Average
                                                       shares  exercise price
                                                    ---------  --------------
Balance outstanding at December 31, 1993 . . . . . .  179,556       $10.41
   Options granted . . . . . . . . . . . . . . . . .        0         0.00
   Options exercised ($2.63 - $7.00) . . . . . . . .   (9,250)        5.58
   Options canceled ($9.00 - $11.55) . . . . . . . .   (1,301)       10.96
                                                      -------        -----
Balance outstanding at December 31, 1994 . . . . . .  169,005        10.67
   Options granted ($16.75). . . . . . . . . . . . .   28,500        16.75
   Options exercised ($7.00 - $12.00). . . . . . . .  (17,716)       11.37
                                                      -------        -----
Balance outstanding at December 31, 1995 . . . . . .  179,789        11.56
   Options granted ($21.1875). . . . . . . . . . . .   28,600        21.19
   Options exercised ($7.00 - $16.75). . . . . . . .  (51,266)       12.49
   Options canceled ($11.55 - $16.75). . . . . . . .     (450)       16.17
                                                      -------       ------
Balance outstanding at December 31, 1996 . . . . . .  156,673       $13.00
                                                      =======       ======

Stock options outstanding and exercisable:

                                                              At December 31, 1996
                              -------------------------------------------------------------------------
                                    Options outstanding                        Options exercisable
                              -------------------------------------------------------------------------
                                                    Weighted    Weighted                       Weighted
                                                     average     average                        average
                                   Number          remaining    exercise         Number        exercise
                              outstanding   contractual life       price    outstanding  exercise price
                              -------------------------------------------------------------------------
Range of exercise prices
   $7.00 - $14.875              100,473        5.2 years       $  9.64       100,473         $  9.64
   $16.75 - $21.1875             56,200        8.8 years         19.01         8,864           16.75

There are 34,628 options available for future grant at December
31, 1996.
     At December 31, 1996, the per share weighted average fair value of stock options granted during 1996 and 1995 was $7.39 and $5.20 on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions for 1996 and 1995: expected dividend yield of 3.69%, risk-free interest rate of 6.56%, volatility of the Bank's common stock of 45% and an expected life of ten years.
     The Bank applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Bank determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Bank's net income would have been reduced to the pro forma amounts indicated below:

(Dollars in thousands)
except per share data)                           1996         1995
                                               --------      -------
     Net income           As reported            $4,137      $3,436
                          Pro forma               4,102       3,422

     Earnings per share   As reported              2.13        1.82
     Pro forma                                     2.11        1.81

Pro forma net income reflects only options granted in 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting period of three years and compensation cost for options granted prior to January 1, 1995 is not considered.

            Notes to Consolidated Financial Statements
Employee Bonus Plan
The Bank has an employee bonus and management incentive compensation plan in which employees are eligible to participate. The Plan provides for awards based upon a combination of Bank and individual performance measured against predetermined annual goals, based on specific performance objectives. The Plan is administered by the Bank s president under the direction of the Board of Directors.
     Incentive compensation expense of $188,000, $235,000 and $168,000 was charged to expense for the years ended December 31, 1996, 1995 and 1994, respectively.

Employee Stock Ownership Plan
Effective May 1, 1989, the Bank established an Employee Stock Ownership Plan ( ESOP ) for the exclusive benefit of participating employees, defined as age 21 or older who have completed one year of service. Under the plan, the Bank reviews its profitability and determines what contribution, if any, will be made to the ESOP. ESOP expense of $171,000, $134,000 and $99,000 was charged to expense for the years ended December 31, 1996, 1995 and 1994, respectively.

Executive Supplemental Retirement Agreements
The Bank entered into executive supplemental retirement agreements with certain executive officers. These agreements provide retirement benefits designed to supplement benefits available through the Bank s retirement plan for employees. Total expense for benefits payable under the agreements amounted to $78,000, $73,000 and $52,000 for the years ended December 31, 1996, 1995 and 1994, respectively. At December 31, 1996, the Bank's liability for these arrangements, included in accrued expenses and other liabilities, was approximately $286,000.

Director Deferred Compensation Arrangements
Starting in 1983, the Bank entered into deferred compensation arrangements with certain directors whereby in consideration for the deferral of directors fees, those directors will receive in the future a fixed amount of cash compensation. Expensed under these arrangements for the years ended December 31, 1996, 1995 and 1994 was approximately $238,000, $148,000 and $220,000, respectively. At December 31, 1996, the Bank s liability for these arrangements, included in accrued expenses and other liabilities, was approximately $1,561,000.

(13) Estimated Fair Value of Financial Instruments
The following disclosure of the estimated fair value of financial instruments have been determined by using available quoted market information or other appropriate valuation methodologies at year-end, and are not indicative of the fair value of those instruments at the date this report is published. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank s entire holdings of a particular financial instrument. Because no market exists for a portion of the Bank s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
   Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include real estate acquired by foreclosure, the deferred income tax asset, office properties and equipment, and core deposit and other intangibles. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered.
   The estimation methodologies used, book values and estimated fair values for the Bank s financial instruments follows.

Financial instruments actively traded in a secondary market have been valued using quoted available market prices as follows:

                                               December 31, 1996      December 31, 1995
                                             -------------------------------------------
                                             Book     Estimated    Book      Estimated
                                             Value    fair value   value     fair value
                                             ------------------------------------------
Loans held for sale. . . . . . . . . . . .   $   221    $   216     $   389    $   393
Investment securities:
   Available for sale. . . . . . . . . . .     4,822      4,822      15,552     15,552
   Held to maturity. . . . . . . . . . . .    22,477     22,527      17,156     17,311
Mortgage-backed securities:
   Available for Sale. . . . . . . . . . .     8,490      8,490      10,218     10,218
   Held to maturity. . . . . . . . . . . .    77,171     76,601      72,312     72,077

/TABLE

            Notes to Consolidated Financial Statements


   The fair value of financial instruments with stated maturities have been estimated by discounting cash flows with a discount rate approximately equal to the current market rate for similar instruments as follows:

                                               December 31, 1996      December 31, 1995
                                             -------------------------------------------
                                             Book     Estimated    Book      Estimated
                                             Value    fair value   value     fair value
                                             ------------------------------------------
Loans, net . . . . . . . . . . . . . . . . . $317,103  $321,473    $270,421   $272,397
Certificates of deposit. . . . . . . . . . . 192,204    193,236     184,291    185,906
Federal Home Loan Bank advances. . . . . . .   32,073    32,169       8,148      8,200

The fair value of financial instruments with no maturity or short-term maturities approximates its carrying value as follows:

                                               December 31, 1996      December 31, 1995
                                             -------------------------------------------
                                             Book     Estimated    Book      Estimated
                                             Value    fair value   value     fair value
                                             ------------------------------------------
Cash and cash equivalents. . . . . . . . . .  $11,718   $11,718   $16,072     $16,072
Other short-term investments . . . . . . . .      636       636       910         910
Accrued interest receivable. . . . . . . . .    2,680     2,680     2,741       2,741
Stock in FHLB of Boston. . . . . . . . . . .    2,670     2,670     2,670       2,670
Co-operative Central Bank Reserve Fund . . .      965       965       965         965
Demand deposit accounts. . . . . . . . . . .   39,795    39,795    35,242      35,242
NOW, Super NOW and
   Special Notice accounts . . . . . . . . .   40,488    40,488    39,796      39,796
Regular savings accounts . . . .               23,321    23,321    23,614      23,614
Money market deposit accounts. . . . . . . .   92,441    92,441    95,030      95,030
Escrow deposits of borrowers accounts. . . .      915       915     1,579       1,579
Accrued interest payable . . . . . . . . . .      121       121        25          25

The fair value of commitments to extend credit have been estimated using fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of commitments to sell loans are estimated as the cost to cancel such agreements. The fair value of financial instruments with off-balance sheet risk have been estimated as follows:

(In thousands)                         December 31, 1996          December 31, 1995
                                ---------------------------  ---------------------------
                                 Contract or     Estimated    Contract or     Estimated
                                notional amount  fair value  notional amount  fair value
                                ---------------------------  ---------------------------
Commitments to extend credit . . . $51,976     $ 539           $37,385        $ 482
Commitments to sell loans. . . . .   1,232         0              1,995           5

(14) Commitments and Contingencies
Legal Proceedings
The Bank has been named a defendant in various legal proceedings arising in the normal course of business. In the opinion of management, based on the advice of legal counsel, the ultimate resolution of these proceedings will not have a material effect on the Bank s consolidated financial statements.

Off-balance Sheet Risk
The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to originate or purchase loans, unadvanced portions of construction loans, unused lines of credit, standby letters of credit and forward commitments to sell loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

            Notes to Consolidated Financial Statements

The Bank s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For forward commitments, the contract or notional amounts do not represent exposure to credit loss. The Bank controls the credit risk of forward commitments through credit approvals, limits and monitoring procedures.

Financial instruments with off-balance sheet risk are as follows:

                                                             Contract or
                                                           notional amount
                                                      --------------------------
(In thousands)                                        December 31,    December 31,
                                                          1996            1995
                                                      --------------------------
Financial instruments whose contract amounts
  represent credit risk:
  Unused lines of credit and commitments to
    originate loans. . . . . . . . . . . . . . . . . .$41,926         $30,608
   Unadvanced portions of construction loans . . . . .  9,764           6,573
   Standby letters of credit . . . . . . . . . . . . .    286             204
Financial instruments whose notional or contract
  amounts exceed the amount of credit risk:
   Commitments to sell loans . . . . . . . . . . . . .  1,232           1,995

Unused lines of credit, commitments to originate or purchase loans and unadvanced portions of construction loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.
Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. For all lines of credit and loans, the Bank evaluates each customer s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management s credit evaluation of the borrower.
     Commitments to sell loans are contracts which the Bank enters into for the purpose of reducing the market risk associated with originating and selling residential mortgage loans. In order to fulfill the commitment, the Bank must deliver loans under contract or must pay a cash penalty as determined by the investor. The Bank does not sell loans with recourse.
     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.
     The Bank is required to maintain certain reserves of vault cash and/or deposits with the Federal Reserve Bank of Boston. The amount of this reserve requirement included in cash and due from banks was $2,018,000 at December 31, 1996.

Regulatory Developments
A portion of the Bank s deposits acquired in prior years were previously insured by the Savings Association Insurance Fund ( SAIF ). Final legislation on the re-capitalization of the SAIF fund was signed by President Clinton on September 30, 1996. Under the new law, an assessment of 65.7 basis points on all SAIF deposits was levied. The impact to the Bank of the one-time special assessment was $280,000.

(15) Quarterly Results of Operations (Unaudited)
(In thousands, except per share amounts)

                                                       1996 Quarters
                                                     Three months ended
                                        -----------------------------------------
Periods ended                           Dec. 31,   Sept. 30,   June 30,   Mar. 31,
                                        -----------------------------------------
Interest and dividend income             $8,616    $8,233     $7,754      $7,706
Interest expense . . . . . . . . . . .    4,155     4,042      3,805       3,790
                                         ------    ------    -------      ------
   Net interest and  dividend income .    4,461     4,191      3,949       3,916
Provision for loan losses. . . . . . .     (180)      (50)       (35)         --
Non-interest income. . . . . . . . . .      712       719        702         706
Non-interest expense . . . . . . . . .   (2,915)   (3,158)    (3,116)     (3,144)
                                         ------    ------    -------      ------
Income before income taxes . . . . . .    2,078     1,702      1,500       1,478
Income tax expense . . . . . . . . . .      831       658        563         569
                                         ------    ------    -------      ------
Net income . . . . . . . . . . . . . .   $1,247    $1,044    $   937      $  909
                                         ======    ======    =======      ======
Net income per common and
   common equivalent share . . . . . .   $ 0.63    $ 0.54    $  0.48      $ 0.47
                                         ======    ======    =======      ======
                                                       1995 Quarters
                                                     Three months ended
                                        -----------------------------------------
Periods ended                           Dec. 31,   Sept. 30,   June 30,   Mar. 31,
                                        -----------------------------------------
Interest and dividend income             $6,019    $7,646     $7,775      $7,233
Interest expense . . . . . . . . . . .    3,881     3,898      3,697       3,357
                                         ------    ------    -------      ------
   Net interest and  dividend income .    4,138     3,748      4,078       3,876
Provision for loan losses. . . . . . .      (33)     (290)      (168)       (106)
Non-interest income. . . . . . . . . .      899       668        612         540
Non-interest expense . . . . . . . . .   (3,345)   (2,803)    (3,151)     (3,058)
                                         ------    ------    -------      ------
Income before income taxes . . . . . .    1,659     1,323      1,371       1,252
Income tax expense . . . . . . . . . .      600       514        546         509
                                         ------    ------    -------      ------
Net income . . . . . . . . . . . . . .   $1,059    $  809    $   825      $  743
                                         ======    ======    =======      ======
Net income per common and
   common equivalent share . . . . . .   $ 0.56    $ 0.43    $  0.44      $ 0.39
                                         ======    ======    =======      ======

                   CONSOLIDATED BALANCE SHEETS

                                                  June 30,     December 31,
                                                     1997             1996
                                              (Unaudited)    (In thousands)
                                              -----------    -------------
Assets
Cash and due from banks                        $11,831         $11,543
Federal funds sold                               1,443             175
                                               -------         -------
      Total cash and cash equivalents           13,274          11,718

Other short-term investments                     1,625             636
Investment securities:
  Available for sale                             8,176          13,312
  Held to maturity                             108,503          99,648
      Total investment securities              116,679         112,960

Loans:
  Mortgage loans                               322,373         292,757
  Other loans                                   29,057          28,087
                                              --------        --------
      Total loans                              351,430         320,844
  Less allowance for loan losses                 3,841           3,741
                                              --------        --------
      Net loans                                347,589         317,103
                                              --------        --------
Stock in Federal Home Loan Bank of Boston,
  at cost                                        3,749           2,670
Accrued interest receivable                      3,025           2,680
The Co-operative Central Bank Reserve Fund         965             965
Real estate acquired by foreclosure                267             465
Investments in real estate                         564             571
Office properties and equipment                  5,886           6,015
Core deposit and other intangibles               1,706           1,966
Deferred income tax asset, net                   2,490           2,469
Income taxes receivable, net                       146              --
Prepaid expenses and other assets                3,929           4,337
      Total assets                            $501,894        $464,555
                                              ========        ========

Liabilities and Stockholders' Equity
Liabilities
 Deposits                                     $401,781        $388,249
 Borrowed funds                                 55,547          32,073
 Escrow deposits of borrowers                      978             915
 Income taxes payable, net                          --             282
 Accrued expenses and other liabilities          3,694           4,403
                                              --------        --------
      Total liabilities                        462,000         425,922
                                              --------        --------
Stockholders' equity
 Preferred stock, par value $1.00 per share;
   authorized 5,000,000 shares; none issued
   or outstanding                                   --              --
 Common stock, par value $1.00 per share;
   authorized 15,000,000 shares; 1,915,213
   and 1,901,565 issued and outstanding,
   respectively                                  1,915           1,902
 Additional paid-in capital                     19,446          19,323
 Retained earnings                              18,430          17,381
 Net unrealized gain on investment securities
  available for sale                               103              27
                                              --------        --------
      Total stockholders' equity                39,894          38,633
                                              --------        --------
      Total liabilities and stockholders'
        equity                                $501,894        $464,555
                                              ========        ========

                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (Unaudited)

                                                  Three Months Ended       Six Months Ended
                                                       June 30,                June 30,
                                                 -------------------     -------------------
                                                  1997         1996       1997        1996
                                                 ------       ------     ------      ------
                                                 (In thousands, except per share amounts)
Interest and dividend income
  Interest on loans                              $ 6,986     $ 5,936    $13,493     $11,774
  Interest and dividends on investment
    securities available for sale                    134         343        301         734
  Interest on investment securities held
    to maturity                                    1,758       1,448      3,377       2,862
  Interest on short-term investments                  80          27        112          85
                                                  ------      ------    -------     -------
      Total interest and dividend income           8,958       7,754     17,283      15,455
                                                  ------      ------    -------     -------
Interest expense
  Deposits                                         3,714       3,606      7,295       7,271
  Borrowed funds                                     870         199      1,412         325
                                                  ------      ------    -------     -------
      Total interest expense                       4,584       3,805      8,707       7,596
                                                  ------      ------    -------     -------
      Net interest and dividend income             4,374       3,949      8,576       7,859
  Provision for loan losses                          132          35        241          35
                                                  ------      ------    -------     -------
      Net interest and dividend income after
        provision for loan losses                  4,242       3,914      8,335       7,824
                                                  ------      ------    -------     -------
Non-interest income
  Service charges                                    432         452        838         900
  Mortgage loan servicing fees                        58          64        122         126
  Gain on sale of loans                               27          73         67         166
  Other                                              103         113        210         216
                                                  ------      ------    -------     -------
      Total non-interest income                      620         702      1,237       1,408
                                                  ------      ------    -------     -------
      Income before non-interest expense and
        income taxes                               4,862       4,616      9,572       9,232
                                                  ------      ------    -------     -------
Non-interest expense
  Salaries and employee benefits                   1,552       1,516      3,080       3,009
  Occupancy and equipment                            378         390        750         798
  FDIC deposit insurance                              18          27         36          53
  Data processing service fees                       160         157        316         345
  Foreclosed property expense                         19          39         35          45
  Amortization of core deposit intangible            130         149        261         299
  Other                                              789         838      1,573       1,705
                                                  ------      ------    -------     -------
      Total non-interest expense                   3,046       3,116      6,051       6,254
                                                  ------      ------    -------     -------
      Income before income tax expense             1,816       1,500      3,521       2,978
  Income tax expense                                 699         563      1,327       1,132
                                                  ------      ------    -------     -------
      Net income                                  $1,147      $  937    $ 2,194     $ 1,846
                                                  ======      ======    =======     =======

Net income per common and common equivalent share $ 0.58      $ 0.48    $  1.11     $  0.96
                                                  ======      ======    =======     =======

Average common and common equivalent shares
  outstanding                                      1,987       1,937      1,984       1,929
                                                  ======      ======    =======     =======

                CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                     (Unaudited)

                                                                                     Net
                                                                                  unrealized
                                                                                   gain on
                                                                                  investment
                                                        Additional                securities
                                             Common      paid-in     Retained     available
                                             Stock       capital     earnings    for sale, net    Total
                                             ------     ----------   --------  --------------    --------
                                                                  (In thousands)
Balance at December 31, 1995                $1,850       $18,632      $15,223       $  39         $35,744
  Net income for six months                     --           --         1,937          --           1,937
  Dividends declared ($0.50 per share)          --           --        (1,030)         --          (1,030)
  Stock options exercised                       31          363            --          --             394
  Decrease in net unrealized gain on
    investment securities available for
    sale                                        --           --            --         (20)            (20)
                                            ------      -------       -------       -----         -------
Balance at June 30, 1996                    $1,881      $18,995       $16,130       $  19         $37,025
                                            ======      =======       =======       =====         =======

Balance at December 31, 1996                $1,902      $19,323       $17,381       $  27         $38,633
  Net income for six months                     --           --         2,194          --           2,194
  Dividends declared ($0.60 per share)          --           --        (1,145)         --          (1,145)
  Stock options exercised                       13          123            --          --             136
  Increase in net unrealized gain on
    investment securities available for
    sale                                        --           --            --          76              76
                                            ------      -------       -------       -----         -------
Balance at June 30, 1997                    $1,915      $19,446       $18,430       $ 103         $39,894
                                            ======      =======       =======       =====         =======


              CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (Unaudited)

                                                  Six Months Ended
                                                      June 30,
                                                  -----------------
                                                  1997         1996
                                                  ----         ----
                                                   (In thousands)
Cash flows from operating activities
  Net income                                     $  2,194      $  1,846
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Provision for loan losses                         241            35
    Provision for loss and writedowns of real
      estate acquired by foreclosure                   20            18
  Depreciation and amortization                       582           789
  (Increase) decrease in:
     Accrued interest receivable                     (345)           26
     Deferred income tax asset, net                   (39)           (3)
     Income tax receivable                           (146)           --
     Other assets                                     408         2,114
  Increase(decrease)in:
    Escrow deposits of borrowers                       63          (917)
    Income tax payable                               (282)          (69)
    Accrued expenses and other liabilities           (709)          210
  Gain on sales of loans, net                         (67)         (166)
  Principal balance of loans originated for sale   (8,209)      (14,134)
  Principal balance of loans sold                   8,430        13,911
  Gain on sales of investment securities, net           6            --
  Gain on sales of real estate acquired by
    foreclosure                                       (20)            2
                                                  -------       -------
    Total adjustments                                 (67)        1,816
                                                  -------       -------
      Net cash provided by operating activities     2,127         3,662
                                                  -------       -------
Cash flows from investing activities
  Purchases of investment securities available
    for sale                                          (13)       (3,601)
  Purchases of investment securities held to
    maturity                                      (28,733)      (15,321)
  Proceeds from sales of investment securities
    available for sale                              2,527            --
  Proceeds from maturities and paydowns of
    investment securities available for sale        2,686         3,934
  Proceeds from maturities and paydowns of
    investment securities held to maturity         19,918         8,579
  (Increase) decrease in:
    Short-term investments                           (989)          (77)
    Loans                                         (31,405)      (20,844)
    Real estate acquired by foreclosure               (20)           --
    Stock in Federal Home Loan Bank of Boston      (1,079)           --
    Investments in real estate                          7             7
  Proceeds from sale of real estate acquired by
    foreclosure                                       742           422
  Purchase of office properties and equipment        (209)         (337)
                                                  -------       -------
    Net cash used by investing activities         (36,568)      (27,238)
                                                  -------       -------
Cash flows from financing activities
  Net increase in deposits                         13,532         2,476
  Advances from the Federal Home Loan Bank
    of Boston                                     126,500        23,873
  Repayment of Federal Home Loan Bank advances   (103,026)       (3,480)
  Cash dividends paid                              (1,145)         (939)
  Stock options exercised                             136           394
                                                  -------       -------
    Net cash provided by financing activities      35,997        22,324
                                                  -------       -------

  Net increase (decrease) in cash and federal
    funds sold                                      1,556        (1,252)
  Cash and federal funds sold, beginning of
    period                                         11,718        16,072
                                                  -------       -------
  Cash and federal funds sold, end of period      $13,274       $14,820
                                                  =======       =======
Cash paid for
  Interest on deposits                            $ 7,296       $ 7,271
                                                  =======       =======
  Interest on borrowed funds                      $ 1,338       $   257
                                                  =======       =======
  Income taxes, net                               $ 1,791       $ 1,204
                                                  =======       =======
Other non-cash activities
  Deferred taxes on change in unrealized (gain)
    loss on securities available for sale         $   (18)      $    11
                                                  =======       =======
  Additions to real estate acquired by
    foreclosure                                   $   524       $ 1,253
                                                  =======       =======

         THE SANDWICH CO-OPERATIVE BANK AND SUBSIDIARIES

                       Financial Statements
                       --------------------

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            ------------------------------------------

                     June 30, 1997 and 1996

(1)  BASIS OF PRESENTATION AND SUMMARY OF  SIGNIFICANT
     ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements of the Sandwich Co-operative Bank and Subsidiaries ("the Bank") presented herein should be read in conjunction with the consolidated financial statements of the Bank as of and for the year ended December 31, 1996. In the opinion of management, the interim financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the six months ended June 30, 1997 and 1996. Interim results are not necessarily indicative of results to be expected for the entire year. Certain reclassifications have been made to the December 31, 1996 and the June 30, 1996 balances to conform with June 30, 1997 presentation. Management is required to make estimates and assumptions that effect amounts reported in the financial statements. Actual results could differ significantly from those estimates.

GENERAL

On January 28, 1997 Sandwich Co-operative Bank announced that its Board of Directors had approved a plan providing for the formation of a holding company with the Bank as the principal subsidiary. Under the plan, each existing share of the Bank's Common Stock would be converted into one share of Common Stock in the new holding company. As a result of the reorganization, the Bank's stockholders would become the owners of the newly formed holding company, which in turn would own all of the outstanding stock of the Bank. At the Bank's Annual Meeting, held May 14, 1997 stockholders approved the formation of the holding company with the Bank as the principal subsidiary. Implementation of the plan is subject to regulatory approval which is expected in the third quarter of 1997. The holding company formation will result in no change to the Bank's business, management, office locations or customer service, and the holding company's corporate documents are not expected to include any additional anti-takeover provisions.

LOANS

Effective January 1, 1997, the Bank adopted SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfer of financial assets that are sales from transfers that are secured borrowings. The adoption of SFAS No. 125 has not had an impact on the Bank's financial position, results of operations, or liquidity.

In December 1996, the Financial Accounting Standards Board issued SFAS No. 127, Deferral of the Effective Date of
Certain Provisions of SFAS No. 125, which requires the deferral of implementation as it relates to repurchase agreements, dollar-rolls, securities lending and similar transactions until years beginning after December 31, 1997. Earlier or retrospective applications of this statement is not permitted. Management of the Bank does not expect that adoption of this statement will have a material impact on the Bank's financial statements.

EARNINGS PER SHARE

In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings per Share. This statement establishes standards for computing and presenting earnings per share (EPS). It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires the presentation of basic and diluted EPS on the face of the financial statements for all entities. The statement is effective for financial statements issued for periods ending after December 15, 1997. Management of the Bank does not expect that the adoption of this statement will have a material effect on the Bank's financial position, results of operations or liquidity.

The following exhibits are filed with this report:
_________________________________________________

Number              Description
______              ___________

  4                 Specimen Common Stock Certificate of
                    Sandwich Bancorp, Inc.

 99.1               Sandwich Co-operative Bank Plan of
                    Reorganization and Acquisition and
                    Supplement Thereto

 99.2               Press Release

                            SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SANDWICH BANCORP, INC.



DATE: September 29, 1997       By: /s/ Frederic D. Legate
                                   _____________________________
                                   Frederic D. Legate
                                   President